Exhibit No. 15(b)

                                   APPENDIX I

                        DEFINITIONS OF CAPITALIZED TERMS


     The following definitions apply to the capitalized terms used in the Code:

ADVISORY EMPLOYEE

     The term "Advisory Employee" means: (1) a director, officer, general partner or employee of PIMCO who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security or Futures Contract by PIMCO on behalf of an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales, or (2) or a natural person in a control relationship to PIMCO, or an employee of any company in a control relationship to PIMCO, who: (a) makes, participates in, or obtains information regarding the purchase or sale of a Security by a Fund that is an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales, or (b) obtains information concerning recommendations to a Fund with regard to the purchase or sale of a Security by the Fund.

BENEFICIAL OWNERSHIP

     As a GENERAL MATTER, you are considered to have a "Beneficial Ownership" interest in a Security or a Futures Contract if you have the opportunity, directly or indirectly, to profit or share in any profit derived from an Investment Transaction in that Security or Futures Contract. YOU ARE PRESUMED TO HAVE A BENEFICIAL OWNERSHIP INTEREST IN ANY SECURITY OR FUTURES CONTRACT HELD, INDIVIDUALLY OR JOINTLY, BY YOU OR A MEMBER OF YOUR IMMEDIATE FAMILY (AS DEFINED BELOW). In addition, unless specifically excepted by a Compliance Officer based on a showing that your interest in a Security or Futures Contract is sufficiently attenuated to avoid the possibility of conflict, you will be considered to have a Beneficial Ownership interest in a Security or Futures Contract held by: (1) a JOINT ACCOUNT to which you are a party, (2) a PARTNERSHIP in which you are a general partner, (3) a LIMITED LIABILITY COMPANY in which you are a manager-member, or (4) a TRUST in which you or a member of your Immediate Family has a vested interest.

     As a TECHNICAL MATTER, the term "Beneficial Ownership" for purposes of this Code shall be interpreted in the same manner as it would be under SEC Rule 16a-1(a)(2) (17 C.F.R. ss.240.16a-1(a)(2)) in determining whether a person has a beneficial ownership interest in a Security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

DESIGNATED EQUITY SECURITY

     The term "Designated Equity Security" shall mean any equity Security, option, warrant or other right to an equity Security designated as such by a Compliance Officer, after receiving notification from a Portfolio Employee that said Security is being considered for purchase or sale by PIMCO on behalf of one of its Advisory Clients.

EXEMPT SECURITY

     The term "Exempt Security" shall mean any Security not included within the definition of Covered Security in SEC Rule 17j-l(a)(4) (17 C.F.R. ss. 17j-1(a)(4)), including:

     1. Direct obligations of the Government of the United States;

     2. Shares issued by open-end Funds; and

     3. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements. For these purposes, a "high quality short-term debt instrument" means any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

FIXED INCOME SECURITY

     For purposes of this Code, the term "Fixed Income Security" shall mean a fixed income Security issued by an agency or instrumentality of, or unconditionally guaranteed by, the Government of the United States, a corporate debt Security, a mortgage-backed or other asset-backed Security, a taxable fixed income Security issued by a state or local government or a political subdivision thereof, a structured note or loan participation, a foreign government debt Security, or a debt Security of an international agency or a supranational agency. For purposes of this Code, the term "Fixed Income Security" shall not be interpreted to include a U.S. Government Security or any other Exempt Security (as defined above) nor shall it be interpreted to include a Tax-Exempt Municipal Bond (as defined below).

FUND

     The term "Fund" means an investment company registered under the Investment Company Act.

FUTURES CONTRACT

     The term "Futures Contract" includes (a) a futures contract and an option on a futures contract traded on a United States or foreign board of trade, such as the Chicago Board of Trade, the Chicago Mercantile Exchange, the London International Financial Futures Exchange or the New York Mercantile Exchange (a "Publicly-Traded Futures Contract"), as well as (b) a forward contract, a swap, a cap, a collar, a floor and an over-the-counter option (other than an option on a foreign currency, an option on a basket of currencies, an option on a Security or an option on an index of Securities) (a "Privately-Traded Contract"). Consult with a Compliance Officer prior to entering into a transaction in case of any doubt. For purposes of this definition, a Publicly-Traded Futures Contract is defined by its expiration month, I.E. a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in June is treated as a separate Publicly-Traded Futures Contract, when compared to a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in July.

IMMEDIATE FAMILY

     The term "Immediate Family" means any of the following persons who RESIDE IN YOUR HOUSEHOLD OR DEPEND ON YOU FOR BASIC LIVING SUPPORT: your spouse, any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including any adoptive relationships.

INITIAL PUBLIC OFFERING

     The term "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (15 U.S.C. ss. 77a), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. ss. 78m or ss. 78o(d)).

INVESTMENT TRANSACTION

     For purposes of this Code, the term "Investment Transaction" means any transaction in a Security or Futures Contract in which you have, or by reason of the transaction will acquire, a Beneficial Ownership interest, and includes, among other things, the writing of an option to purchase or sell a Security.

PERSONAL ACCOUNT

     The term "Personal Account" means the following accounts that hold or are likely to hold a Security (as defined below) or a Futures Contract (as defined above) in which you have a Beneficial Ownership interest: any account in your individual name; any joint or tenant-in-common account in which you have an interest or are a participant; any account for which you act as trustee, executor, or custodian; any account over which you have investment discretion or otherwise can exercise control (other than non-related clients' accounts over which you have investment discretion), including the accounts of entities controlled directly or indirectly by you; and any other account in which you have a Beneficial Ownership interest (other than such accounts over which you have no investment discretion and cannot otherwise exercise control).

PORTFOLIO EMPLOYEE

     The term "Portfolio Employee" means: (1) a portfolio manager or any employee of PIMCO (or of any company in a control relationship with PIMCO) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund, or (2) any natural person who controls PIMCO and who obtains information concerning recommendations made to a Fund that is an Advisory Client regarding the purchase or sale of Securities by the Fund. For these purposes, "control" has the same meaning as in Section 2(a)(9) of the Investment Advisers Act (15 U.S.C. ss. 80a-2(a)(9)).

PRIVATE PLACEMENT

     The term "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) (15 U.S.C. ss. 77d(2) or ss. 77d(6)) or pursuant to SEC Rules 504, 505 or 506 (17 C.F.R. ss.ss. 230.504, 230.505, or 230.506) under the Securities
Act of 1933.

QUALIFIED FOREIGN GOVERNMENT

     The term "Qualified Foreign Government" means a national government of a developed foreign country with outstanding Fixed Income Securities in excess of fifty billion dollars. A list of Qualified Foreign Governments will be prepared as of the last business day of each calendar quarter, will be available from the Chief Compliance Officer, and will be effective for the following calendar quarter.

RELATED ACCOUNT

     The term "Related Account" means any account, other than a Personal Account, that holds a Security or Futures Contract in which you have a Beneficial Ownership interest.

RELATED SECURITY

     The term "Related Security" shall mean any option to purchase or sell, and any Security convertible into or exchangeable for, a Security that is or has been held by PIMCO on behalf of one of its Advisory Clients or any Security that is being or has been considered for purchase by PIMCO on behalf of one of its Advisory Clients.

SECURITY

     As a GENERAL MATTER, the term "Security" shall mean any stock, note, bond, debenture or other evidence of indebtedness (including any loan participation or assignment), limited partnership interest or investment contract OTHER THAN AN EXEMPT SECURITY (as defined above). The term "Security" includes an option on a Security, on an index of Securities, on a currency or on a basket of currencies, including such an option traded on the Chicago Board of Options Exchange or on the New York, American, Pacific or Philadelphia Stock Exchanges, as well as such an option traded in the over-the-counter market. The term "Security" shall not include a Futures Contract or a physical commodity (such as foreign exchange or a precious metal).

     As a TECHNICAL MATTER, the term "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940 (15 U.S.C. ss. 80a-2(a)(36)), which defines a Security to mean:

     Any note, stock, treasury stock, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate of subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, warrant or right to subscribe to or purchase, any of the foregoing, except that the term "Security" shall not include any Security that is an Exempt Security (as defined above), a Futures Contract or a physical commodity (such as foreign exchange or precious metal).

TAX-EXEMPT MUNICIPAL BOND

     The term "Tax-Exempt Municipal Bond" shall mean any Fixed Income Security exempt from federal income tax that is issued by a state or local government or a political subdivision thereof.

                                   APPENDIX II

                      INSIDER TRADING POLICY AND PROCEDURES
                               PIMCO ADVISORS L.P.

                           EFFECTIVE AS OF MAY 1, 1996

SECTION I.  POLICY STATEMENT ON INSIDER TRADING.

     A. POLICY STATEMENT ON INSIDER TRADING.

     PIMCO ADVISORS L.P. ("PALP"), ITS AFFILIATED SUBPARTNERSHIPS, PIMCO PARTNERS, G.P. ("PIMCO GP") AND PIMCO FUNDS DISTRIBUTORS LLC ("PFD") (collectively the "Company" or "PIMCO Advisors") FORBID ANY OF THEIR OFFICERS, DIRECTORS OR EMPLOYEES FROM TRADING, EITHER PERSONALLY OR ON BEHALF OF OTHERS (such as, mutual funds and private accounts managed by PALP or its affiliated Subpartnerships), ON THE BASIS OF MATERIAL, NON-PUBLIC INFORMATION OR COMMUNICATING MATERIAL, NON-PUBLIC INFORMATION TO OTHERS IN VIOLATION OF THE LAW. THIS CONDUCT IS FREQUENTLY REFERRED TO AS "INSIDER TRADING."

     The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material, non-public information to trade in securities or to communications of material, non-public information to others in breach of a fiduciary duty.

     While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     (1) trading by an insider, while in possession of material, non-public information; or

     (2) trading by a non-insider, while in possession of material, non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

     (3) communicating material, non-public information to others in breach of a fiduciary duty.


     This communication applies to every such officer, director and employee and extends to activities within and outside their duties at PIMCO Advisors. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy statement and the related procedures set forth herein should be referred to a Compliance Officer of PALP or the applicable subpartnership.

     The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by the Company to implement its policy against insider trading.

     1. TO WHOM DOES THIS POLICY APPLY?

     This Policy applies to all employees, officers and directors (direct or indirect) of the Company ("Covered Persons"), as well as to any transactions in any securities participated by family members, trusts or corporations controlled by such persons. In particular, this Policy applies to securities transactions by:

         -   the Covered Person's spouse;
         -   the Covered Person's minor children;
         -   any other relative living in the Covered Person's household;
         - a trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the trust;
         -   a trust as to which the Covered Person is a trustee;
         -   a revocable trust as to which the Covered Person is a settlor;
         - a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or
         - a partnership of which the Covered Person is a partner (including most investment clubs), unless the Covered Person has no direct or indirect control over the partnership.

     2. WHAT IS MATERIAL INFORMATION?

     Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

     Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

        dividend or earnings expectations;

        write-downs or write-offs of assets;


        additions to reserves for bad debts or contingent liabilities; expansion or curtailment of company or major division operations;


        proposals or agreements involving a joint venture, merger, acquisition, divestiture, or leveraged buy-out;

        new products or services;

        exploratory, discovery or research developments;

        criminal indictments, civil litigation or government investigations;

        disputes with major suppliers or customers or significant changes in the relationships with such parties;

        labor disputes including strikes or lockouts;

        substantial changes in accounting methods;

        major litigation developments;

        major personnel changes;

        debt service or liquidity problems;

        bankruptcy or insolvency;

        extraordinary management developments;

        public offerings or private sales of debt or equity securities;

        calls, redemptions or purchases of a company's own stock;

        issuer tender offers; or

        recapitalizations.

     Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

     Material information does not have to relate to a company's business. For example, in CARPENTER v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for THE WALL STREET JOURNAL was found criminally liable for disclosing to others the dates that reports on various companies would appear in the JOURNAL and whether those reports would be favorable or not.

     3. WHAT IS NON-PUBLIC INFORMATION?

     In order for issues concerning insider trading to arise, information must not only be "material," it must be "NON-PUBLIC." "Non-public" information is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

     At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

     To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (THE WALL STREET JOURNAL or THE NEW YORK TIMES), or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street," even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

     Material, non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

     INFORMATION PROVIDED IN CONFIDENCE. Occasionally, one or more directors, officers, or employees of companies in PIMCO Advisors may become temporary "insiders" because of a fiduciary or commercial relationship. For example, personnel at PALP or a subpartnership may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by PALP or a subpartnership, entrusts material, non-public information to the Company portfolio managers or analysts with the expectation that the information will remain confidential.

     As an "insider," the Company has a fiduciary responsibility not to breach the trust of the party that has communicated the "material, non-public" information by misusing that information. This fiduciary duty arises because the Company has entered or has been invited to enter into a commercial relationship with the client or prospective client and has been given access to confidential information solely for the corporate purposes of that client or prospective client. This obligation remains whether or not the Company ultimately participates in the transaction.

     INFORMATION DISCLOSED IN BREACH OF A DUTY. Analysts and portfolio managers at PIMCO Advisors must be especially wary of "material, non-public" information disclosed in breach of a corporate insider's fiduciary duty. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of the fiduciary duty he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a QUID PRO QUO from the recipient or the recipient's employer by a gift of the "inside" information.

     A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

     4. IDENTIFYING MATERIAL INFORMATION?

     Before trading for yourself or others, including investment companies or private accounts managed by PALP or its affiliated Subpartnerships, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

      i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

     ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in REUTERS, THE WALL STREET JOURNAL or other publications of general circulation.

     Given the potentially severe regulatory, civil and criminal sanctions to which you and PIMCO Advisors and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material, non-public" information should immediately take the following steps:

      i. Report the matter immediately to a Compliance Officer or the Chief Executive Officer of PALP;

     ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by PALP or the applicable affiliated subpartnership; and

    iii. Do not communicate the information inside or outside the Company, other than to a Compliance Officer or the Chief Executive Officer of PALP.

         After a Compliance Officer or the Chief Executive Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

     5. PENALTIES FOR INSIDER TRADING.

     Penalties for trading on or communicating material, non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

         civil injunctions

         treble damages

         disgorgement of profits

         jail sentences

         fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit Zgained or loss avoided.

     In addition, any violation of this policy statement can be expected to result in serious sanctions by PIMCO Advisors, including dismissal of the persons involved.


SECTION II. PROCEDURES TO IMPLEMENT PIMCO ADVISORS' POLICY.

A. PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING.

     The following procedures have been established to aid the officers, directors and employees of PIMCO Advisors in avoiding insider trading, and to aid the Company in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of PIMCO Advisors must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS

     1. No employee, officer or director of the Company who possesses material, non-public information relating to the Company or any of its affiliates or subsidiaries, may buy or sell any securities of the Company or engage in any other action to take advantage of, or pass on to others, such material, non-public information.

     2. No employee, officer or director of the Company who obtains material, non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material, non-public information.

     3. No employee, officer or director of the Company shall engage in a securities transaction with respect to the securities of PIMCO Advisors, EXCEPT in accordance with the specific procedures published from time to time by the company.

     4. Each employee, officer or director of the Company shall submit reports of every securities transaction involving securities of PIMCO Advisors to a Compliance Officer in accordance with the terms of the Company's Code of Ethics as they relate to any other securities transaction.

     5. No Employee (as such term is defined in the applicable Code of Ethics) shall engage in a securities transaction with respect to any securities of any other company, EXCEPT in accordance with the specific procedures set forth in the Company's Code of Ethics.

     6. Employees shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.

7. Because even inadvertent disclosure of material, non-public information to others can lead to significant legal difficulties, officers, directors and employees of the Company should not discuss any potentially material, non-public information concerning the Company or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties.

B. CHINESE WALL PROCEDURES.

     The Insider Trading and Securities Fraud Enforcement Act requires the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information.1 Accordingly, you should not discuss material, non-public information about the Company or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure. For example, files containing material, non-public information should be sealed; access to computer files containing material, non-public information should be restricted.

C. RESOLVING ISSUES CONCERNING INSIDER TRADING.

     The federal securities laws, including the laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact a Compliance Officer. Until advised to the contrary by a Compliance Officer, you should presume that the information is material and non-public and you should NOT trade in the securities or disclose this information to anyone.

------------------
(1) The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

                                  APPENDIX III

                               PIMCO ADVISORS L.P.

                   POLICY REGARDING SPECIAL TRADING PROCEDURES
                      FOR SECURITIES OF PIMCO ADVISORS L.P.

                           EFFECTIVE AS OF MAY 1, 1996


INTRODUCTION

     PIMCO Advisors L.P. (as defined below) has adopted an Insider Trading Policy and Procedures applicable to all personnel which prohibits insider trading in any securities, and prohibits all employees from improperly using or disclosing material, non-public information, a copy of which has been supplied to you.

     For the purposes of this memorandum, the term the "Company" shall include PIMCO Advisors L.P. ("PALP"), PIMCO Partners, G.P. ("PIMCO GP"), PIMCO Funds Distributors LLC ("PFD") and any entity in relation to which PALP acts as a general partner or owns 50% or more of one the issued and outstanding stock.


PERSONS TO WHOM THIS SPECIAL TRADING POLICY APPLIES

     This Policy applies to all employees of the Company and, in the case of PALP, the inside members of the Operating Board and the Equity Board ("Covered Persons"), as well as to any transactions in securities participated in by family members, trusts or corporations controlled by a Covered Person. In particular, this Policy applies to securities transactions by:

     a.  the Covered Person's spouse;
     b.  the Covered Person's minor children;
     c.  any other relatives living in the Covered Person's household;
     d. a trust in which the Covered Person has a beneficial interest, unless such Covered Person has no direct or indirect control over the trust;
     e.  a trust as to which the Covered Person is a trustee;
     f.  a revocable trust as to which the Covered Person is a settlor;
     g. a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or
     h. a partnership of which the Covered Person is a partner (including most investment clubs), unless the Covered Person has no direct or indirect control over the partnership.

     The family members, trust and corporations listed above are hereinafter referred to as "Related persons."

SECURITIES TO WHICH THIS SPECIAL TRADING POLICY APPLIES

     Unless stated otherwise, the following Special Trading Procedures apply to all transactions by Covered Persons and their Related Persons involving any class or series of units of limited partner interest of PALP or other securities of PALP, including options and other derivative securities (such as a put, call or index security) in relation to such securities (the "PALP Securities").


SPECIAL TRADING PROCEDURES RELATING TO SECURITIES OF PIMCO ADVISORS L.P.


1. TRADING WINDOWS

     There are times when the Company may be engaged in a material non-public development or transaction. Even if you are not aware of this development or transaction, if you trade PALP's Securities before such development or transaction is disclosed to the public, you might expose yourself and the Company to a charge of insider trading that could be costly and difficult to refute. In addition, such a trade by you could result in adverse publicity to you or the company.

     THEREFORE, THE FOLLOWING RULE SHALL APPLY: EACH COVERED PERSON AND ALL OF SUCH PERSON'S RELATED PERSONS MAY ONLY PURCHASE OR SELL PALP SECURITIES DURING FOUR "TRADING WINDOWS" THAT OCCUR EACH YEAR. THE FOUR TRADING WINDOWS CONSIST OF THE MONTHS OF FEBRUARY, MAY, AUGUST AND NOVEMBER. TRADING ON THE BASIS OF MATERIAL NON-PUBLIC INFORMATION OR COMMUNICATING MATERIAL NON-PUBLIC INFORMATION TO OTHERS AT ANY TIME, INCLUDING IN A TRADING WINDOW, IS A VIOLATION OF THE LAW AND A VIOLATION OF THIS POLICY.

     In accordance with the procedure for waivers described below, in special circumstances a waiver may be given to allow a trade to occur outside of a trading window.

     Employees of PALP should be aware that there are potential tax consequences for such employees resulting from the ownership of PALP Securities. Each such employee contemplating purchasing PALP Securities should discuss the matter with such employee's tax advisor.

     The exercise of options to purchase PALP Securities for cash are not Covered to the procedures outlined above, but the securities so acquired may not be sold except during a trading window and after all other requirements of this policy have been satisfied.


2. POST-TRADE REPORTING

     All Covered Persons shall submit to a Compliance Officer a report of EVERY SECURITIES TRANSACTION IN PALP SECURITIES in which they and any of their Related Persons have participated as soon as practicable following the transaction and in any event not later than the fifth day after the end of the month in which the transaction occurred. The report shall include: (1) the date of the transaction and the title and number of shares or principal amount of each security involved; (2) the nature of the transaction


                                     III-2

(i.e., purchase, sale or any other type of acquisition or disposition); (3) the price at which the transaction was effected; and (4) the name of the broker/dealer with or through whom the transaction was effected. In addition, on an annual basis, each Covered Person must confirm the amount of PALP Securities which such person and his her Related Persons beneficially own.

     Each Covered Person (and not the Company) is personally responsible for insuring that his or her transactions comply fully with any and all applicable securities laws, including, but not limited to, the restrictions imposed under
Section 16(b) of the Securities and Exchange Act of 1934 and Rule 144 under the Securities Act of 1933.


3. RESOLVING ISSUES CONCERNING INSIDER TRADING

     If you have any doubts or questions as to whether information is material or non-public, or as to the applicability or interpretation of any of the foregoing procedures, or as to the propriety of any action, you should contact a Compliance Officer before trading or communicating the information to anyone. Until these doubts or questions are satisfactorily resolved, you should presume that the information is material and non-public and you should NOT trade in the securities or communicate this information to anyone.


4. MODIFICATIONS AND WAIVERS

         The Company reserves the right to amend or modify this policy statement at any time. Waiver of any provision of this policy statement in a specific instance may be authorized in writing by a Compliance Officer and either the Chief Executive Officer of PALP or any member of the Operating Committee of PALP, and any such waiver shall be reported to the Equity and Operating Boards of PALP at the next regularly scheduled meeting of each.


                                     III-3

                                   APPENDIX IV

                            ACKNOWLEDGMENT OF RECEIPT

                                     OF THE
                                 CODE OF ETHICS
                                     AND THE
                    INSIDER TRADING POLICY AND PROCEDURES OF

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

     I hereby certify that I have received the attached Code of Ethics and Insider Trading Policy and Procedures. I hereby agree to read the Code, to make a reasonable effort to understand its provisions and to ask questions about those provisions I find confusing or difficult to understand. I also agree to comply with the Code, including its general principles, its reporting requirements, its preclearance requirements, and its provisions regarding gifts and service as a director. I also agree to advise members of my Immediate Family about the existence of the Code of Ethics, its applicability to their personal trading activity, and my responsibility to assure that their personal trading activity complies with the Code of Ethics. Finally, I agree to cooperate fully with any investigation or inquiry by or on behalf of a Compliance Officer to determine my compliance with the provisions of the Code. I recognize that any failure to comply in all aspects with the Code and to honor the commitments made by this acknowledgment may result in disciplinary action, including dismissal.



Date:---------------------           ----------------------------
                                     Signature


                                     ----------------------------
                                     Print Name

                                   APPENDIX V

                       ANNUAL CERTIFICATION OF COMPLIANCE

                                    WITH THE
                                CODE OF ETHICS OF

                      PACIFIC INVESTMENT MANAGEMENT COMPANY



     I hereby certify that I have complied with the requirements of the Code of Ethics and Insider Trading Policy and Procedures that have applied to me during the year ended December 31, 200_. In addition, I hereby certify that I have read the Code and understand its provisions. I also certify that I recognize that I am subject to the provisions of the Code and that I have disclosed, reported, or caused to be reported all transactions required to be disclosed or reported pursuant to the requirements of the Code. I recognize that any failure to comply in all aspects with the Code and that any false statement in this certification may result in disciplinary action, including dismissal.




Date:---------------------           ----------------------------
                                     Signature


                                     ----------------------------
                                     Print Name

                                   APPENDIX VI

                           INITIAL REPORT OF ACCOUNTS

                                 PURSUANT TO THE
                                CODE OF ETHICS OF

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

     In accordance with the Code of Ethics, I have attached to this form copies of the most recent statements for each and every Personal Account and Related Account that holds or is likely to hold a Security or Futures Contract in which I have a Beneficial Ownership interest, as well as copies of confirmations for any and all Investment Transactions subsequent to the effective dates of those statements.(1)

     In addition, I hereby supply the following information for each and every Personal Account and Related Account in which I have a Beneficial Ownership interest for which I cannot supply the most recent account statement:

(1) Name of employee:               --------------------------

(2) If different than #1, name
    of the person in whose name
    the account is held:            --------------------------
(3) Relationship of (2) to (1):     --------------------------
(4) Firm(s) at which Account is
    maintained                      --------------------------
                                    --------------------------
                                    --------------------------
                                    --------------------------
(5) Account Number(s)               --------------------------
                                    --------------------------
                                    --------------------------
                                    --------------------------
                                    --------------------------
(6) Phone number(s) of Broker
    Representative:                 --------------------------
                                    --------------------------
                                    --------------------------
                                    --------------------------
--------------
(1) The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. the capitalized terms used in this Report have the same definitions.

(7) Account holdings:


        Name of Security            Quantity             Principal Amount       Custodian
1.      ___________________         ______________        _______________       ___________________
2.      ___________________         ______________        _______________       ___________________
3.      ___________________         ______________        _______________       ___________________
4.      ___________________         ______________        _______________       ___________________
5.      ___________________         ______________        _______________       ___________________

(Attach additional sheets if necessary)

     I also supply the following information for each and every Security or Futures Contract in which I have a Beneficial Ownership interest, to the extent this information is not available elsewhere on this form or from the statements and confirmations attached to this form. This includes Securities or Futures Contracts held at home, in safe deposit boxes, or by an issuer.


                PERSON WHO               DESCRIPTION
             OWNS THE SECURITY         OF THE SECURITY
            OR FUTURES CONTRACT      OR FUTURES CONTRACT           QUANTITY             PRINCIPAL AMOUNT           CUSTODIAN
            -------------------      --- ---------------           --------             ----------------           ---------
1.       ___________________        _________________       _________________        ________________        _________________
2.       ___________________        _________________       _________________        _________________       _________________
3.       ___________________        _________________       _________________        _________________       _________________
4.       ___________________        _________________       _________________        _________________       _________________
5        ___________________        _________________       _________________        _________________       _________________

(Attach additional sheets if necessary.)


     I hereby certify that this form and the attachments (if any) identify all of the Personal Accounts, Related Accounts, Securities and Futures Contracts in which I have a Beneficial Ownership interest as of this date.

                                               ________________________________
                                               Signature



                                               ________________________________
                                               Print Name


Date:__________________________

Attachments

                                  APPENDIX VII

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

                          PIMCO FUNDS DISTRIBUTORS LLC

                   QUARTERLY REPORT OF INVESTMENT TRANSACTIONS

                      FOR THE QUARTER ENDED MARCH 31, 2000

===============================================================================

Please mark one of the following:

         |_| No reportable Investment Transactions have occurred.

         |_| Except as indicated below, all reportable Investment Transactions were made through Personal Accounts and Related Accounts identified on the attached list, which, except as indicated, represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which I have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely duplicate broker reports for the calendar quarter just ended.(1) I hereby certify that the broker, dealer, bank or futures commission merchant for each such account has been instructed to send a Compliance Officer timely duplicate broker reports for that account.

The following information for Investment Transactions during the calendar quarter just ended does not appear on the duplicate broker reports referenced above.

Transaction   Title, Interest Rate and Maturity  Number of Shares or Contracts Nature of Transaction  Transaction  Broker, Dealer,
   Date         Date of Security or Futures         And Principal Amount        (i.e. Buy or Sell)       Price       Bank or FCM
                       Contract

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------


SPECIAL NOTE TO PIMCO FUNDS DISTRIBUTORS LLC REGISTERED REPS AND ACCESS PERSONS:
You will not have to fill out an extra form for each quarter for PIMCO Funds Distributors LLC.


                                         SIGNED:      ------------------------

                                         PRINT NAME:  ------------------------

                                         DATE:        ------------------------
-----------
(1) The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

     1. Please see the CODE OF ETHICS for a full description of the Investment Transactions that must be reported.

     2. TRANSACTION DATE. In the case of a market transaction, state the trade date (not the settlement date).

     3. TITLE OF SECURITY OR FUTURES CONTRACT. State the name of the issuer and the class of the Security (E.G., common stock, preferred stock or designated issue of debt securities). For Fixed Income Securities, please provide the Security's interest rate and maturity date. For a Futures Contract, state the title of any Security subject to the Futures Contract and the expiration date of the Futures Contract.

     4. NUMBER OF SHARES OR CONTRACTS AND PRINCIPAL AMOUNT. State the number of shares of Securities, the face amount of Fixed Income Securities or the units of other securities. For options, state the amount of securities subject to the option. Provide the principal amount of each Security or Futures Contract. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire quantity of Securities or Futures Contracts involved in the transaction. You may indicate, if you wish, the extent of your interest in the transaction.

     5. NATURE OF TRANSACTION. Identify the nature of the transaction (E.G., purchase, sale or other type of acquisition or disposition).

     6. TRANSACTION PRICE. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

     7. BROKER, DEALER, BANK OR FCM EFFECTING TRANSACTION. State the name of the broker, dealer, bank or FCM with or through which the transaction was effected.

     8. SIGNATURE. Sign and date the report in the spaces provided.

     9. FILING OF REPORT. A report should be filed NOT LATER THAN 10 CALENDAR DAYS after the end of each calendar quarter with:

                  PIMCO
                  ATTN:  Compliance Officer
                  840 Newport Center Drive
                  Suite 300
                  Newport Beach, CA  92660

     10. DUPLICATE BROKER REPORTS. Please remember that duplicates of all trade confirmations, purchase and sale reports, and periodic statements must be sent to the firm by your broker.
         You should use the address above.

                                  APPENDIX VIII

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

                          PIMCO FUNDS DISTRIBUTORS LLC

                           ANNUAL HOLDINGS REPORT AND
                FOURTH QUARTER REPORT OF INVESTMENT TRANSACTIONS

===============================================================================


                FOR THE YEAR AND QUARTER ENDED DECEMBER 31, 2000

===============================================================================

     I hereby certify that, except as indicated below, all Securities or Futures Contracts in which I had a Beneficial Ownership interest at the end of the 2000 calendar year were held in Personal Accounts or Related Accounts identified on the attached list, for which PIMCO should have received or will receive an account statement of holdings as of the end of that calendar year.(1) I hereby certify that the broker, dealer, bank or futures commission merchant for each such account has been instructed to send a Compliance Officer timely duplicate broker reports, including a statement of holdings in that account as of the end of the calendar year.

     The following information describes other Securities or Futures Contracts in which I had a Beneficial Ownership interest as of the end of the 2000 calendar year:

Title, Interest Rate and Maturity    Number of Shares or Contracts     Broker, Dealer,
  Date of Security or Futures              And Principal Amount           Bank or FCM
         Contract
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

-----------
(1) The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

      Except as indicated below, all reportable Investment Transactions during the quarter ended DECEMBER 31, 2000, were made through Personal Accounts and Related Accounts identified on the attached list, which, except as indicated, represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which I have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely duplicate broker reports for the calendar quarter just ended.

The following information for Investment Transactions during the calendar quarter just ended does not appear on the duplicate broker reports referenced above.


Transaction   Title, Interest Rate and Maturity  Number of Shares or Contracts Nature of Transaction  Transaction  Broker, Dealer,
   Date         Date of Security or Futures         And Principal Amount        (i.e. Buy or Sell)       Price       Bank or FCM
                       Contract

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------


SPECIAL NOTE TO PIMCO FUNDS DISTRIBUTORS LLC REGISTERED REPS AND ACCESS PERSONS:
You will not have to fill out an extra form for each quarter for PIMCO Funds Distributors LLC.


                                         SIGNED:      ------------------------

                                         PRINT NAME:  ------------------------

                                         DATE:        ------------------------

     1. Please see the CODE OF ETHICS for a full description of the Investment Transactions that must be reported.

     2. TRANSACTION DATE. In the case of a market transaction, state the trade date (not the settlement date).

     3. TITLE OF SECURITY OR FUTURES CONTRACT. State the name of the issuer and the class of the Security (E.G., common stock, preferred stock or designated issue of debt securities). For Fixed Income Securities, please provide the Security's interest rate and maturity date. For a Futures Contract, state the title of any Security subject to the Futures Contract and the expiration date of the Futures Contract.

     4. NUMBER OF SHARES OR CONTRACTS AND PRINCIPAL AMOUNT. State the number of shares of Securities, the face amount of Fixed Income Securities or the units of other securities. For options, state the amount of securities subject to the option. Provide the principal amount of each Security or Futures Contract. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire quantity of Securities or Futures Contracts involved in the transaction. You may indicate, if you wish, the extent of your interest in the transaction.

     5. NATURE OF TRANSACTION. Identify the nature of the transaction (E.G., purchase, sale or other type of acquisition or disposition).

     6. TRANSACTION PRICE. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

     7. BROKER, DEALER, BANK OR FCM EFFECTING TRANSACTION. State the name of the broker, dealer, bank or FCM with or through which the transaction was effected.

     8. SIGNATURE. Sign and date the report in the spaces provided.

     9. FILING OF REPORT. A report should be filed NOT LATER THAN 10 CALENDAR DAYS after the end of each calendar quarter with:

                  PIMCO
                  ATTN:  Compliance Officer
                  840 Newport Center Drive
                  Suite 300
                  Newport Beach, CA  92660

     10. DUPLICATE BROKER REPORTS. Please remember that duplicates of all trade confirmations, purchase and sale reports, and periodic statements must be sent to the firm by your broker. You should use the address above.

                                   Appendix IX

                            PRECLEARANCE REQUEST FORM



     This form must be submitted to a Compliance Officer before executing any Investment Transaction for which preclearance is required under the PIMCO Code of Ethics. Before completing this form, you should review the PIMCO Code, including the terms defined in that Code. The capitalized terms used in this form are governed by those definitions. In addition, the Code provides information regarding your preclearance obligations under the Code, and information regarding the Transactions, Securities and Futures Contracts that are exempt from the Code's preclearance requirement.(1)

     No Investment Transaction subject to preclearance may be effected prior to receipt of written authorization of that Investment Transaction by a Compliance Officer. Unless otherwise specified, that authorization shall be effective, unless revoked, until the earlier of (a) the close of business on the date authorization is given, or (b) until you discover that information on this preclearance request form is no longer accurate.

(1) Your Name:                                                       ____________________

(2) If the Investment Transaction will be in someone else's name or
    in the name of a trust, the name of that person or trust:        ____________________

    The relationship of that person or trust to you:                 ____________________

(3) Name of the firm (E.G., broker, dealer, bank, futures
    commission merchant) through which the Investment Transaction
    will be executed:                                                ____________________

    The relevant account number at that firm:                        ____________________

(4) Issuer of the Security or identity of the Futures Contract for
    which preclearance is requested:                                 ____________________

    The relevant CUSIP number or call symbol:                        ____________________

(5) The maximum number of shares, units or contracts for which preclearance is requested, or the market value or face amount of the Fixed Income Securities for which preclearance is requested: ____________________

(6) The type of Investment Transaction for which preclearance is
    requested (check all that apply):                                ____ Purchase  ___ Sale   ____ Market Order


                                                                    ____ Limit Order (Price Of Limit Order:_______)

PLEASE ANSWER THE FOLLOWING QUESTIONS TO THE BEST OF YOUR
KNOWLEDGE AND BELIEF:

(a) Do you possess material nonpublic information regarding the Security or
    Futures Contract identified above or regarding the issuer of that Security?  ____ Yes  ____ No

(b) Is the  Security  or Futures  Contract  identified  above held by any PIMCO
    Advisory Client or is it a Related Security (as defined in the PIMCO Code)?
                                                                                 ____ Yes  ____ No

(c) Is there a pending buy or sell order on behalf of a PIMCO Advisory
    Client

--------------------
(1) Preclearance is required for any Investment Transaction in Securities, Related Securities or Futures Contracts in a Personal Account or a Related Account in which you have or will acquire a Beneficial Ownership interest.


    for the Security or Futures Contract identified above or for a Security for
    which the Security identified above is a Related Security?                   ____ Yes  ____ No

(d) Do you intend or do you know of another's intention to purchase or sell the
    Security or Futures Contract  identified above, or a Security for which the
    Security identified above is a Related Security, on behalf of a PIMCO
    Advisory Client?                                                             ____ Yes  ____ No

(e) Has the Security or Futures Contract identified above or a Related
    Security been considered for purchase by a PIMCO Advisory Client within the most recent 15 days?  (Note: rejection of any opportunity to purchase the
    Security or Futures Contract for an Advisory Client would require an
    affirmative response to this question.)                                      ____ Yes  ____ No

(f) If you are a Portfolio Employee, is the Security being acquired in an
    Initial Public Offering?(2)                                                  ____ Yes  ____ No

(g) If you are a Portfolio Employee, are you acquiring or did you acquire
    Beneficial Ownership of the Security in a Private Placement?(3)              ____ Yes  ____ No

(h)  If you are seeking  preclearance of a purchase or sale of Securities,  have you purchased or sold the same or similar Securities,  or have you acquired or  disposed  of a  Beneficial  Ownership  interest  in the same or similar
     Securities, within the past 60 calendar days?(4)
                                                                                 ____ Yes  ____ No

BY EXECUTING THIS FORM, YOU HEREBY CERTIFY THAT YOU HAVE REVIEWED THE PIMCO CODE OF ETHICS AND BELIEVE THAT THE INVESTMENT TRANSACTION FOR WHICH YOU ARE
REQUESTING PRECLEARANCE COMPLIES WITH THE GENERAL PRINCIPLES AND THE SPECIFIC REQUIREMENTS OF THE PIMCO CODE.

                                         --------------------------------------
                                                  Employee Signature

                                         --------------------------------------
                                                  Print or Type name

                                         ---------------------------------------
                                                   Date Submitted


-----------------------
(2) Under the PIMCO Code, Portfolio Employees generally are not permitted to acquire Securities in an Initial Public Offering.
(3) The PIMCO Code applies special rules to the acquisition of Securities through a Private Placement and to the disposition of Securities acquired through a Private Placement.
(4) Under the PIMCO Code, you may not profit from short-term trades in Fixed Income Securities. A Portfolio Employee may not profit from short-term trades in Designated Equities Securities and a Municipal Bond Portfolio Employee may not profit from short-term trades in Tax-Exempt Municipal Bonds. This rule does not apply to transactions in U.S. Government Securities, mutual fund shares, index options or Futures Contracts.

You are authorized to execute the Investment Transaction described above. Unless indicated otherwise below, this authorization remains effective, unless revoked, until: (a) the close of business today, or (b) until you discover that the information on this request form is no longer accurate.


  -------------------------------------------------
                Compliance Officer


 -------------------------------------------------
               Date of Authorization

                                   APPENDIX X

                               COMPLIANCE OFFICERS

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

                                 March 31, 2000



                       PIMCO's Compliance Officers, as of
                              March 31, 2000, are:


                                Denise C. Seliga
                           (Chief Compliance Officer)

                               Mohan V. Phansalkar

                               Ernest L. Schmider

                                 Richard M. Weil

                                                               Exhibit No. 15(c)

                             METROPOLITAN WEST FUNDS
                                 CODE OF ETHICS

I. STATEMENT OF GENERAL PRINCIPLES

     Rule 17j-1 under the Investment Company Act of 1940 ("Company Act") imposes an obligation on registered investment companies and their investment advisers and principal underwriters to adopt written codes of ethics covering the securities activities of certain of their directors, trustees, officers, and employees. This Code is designed to ensure that those individuals who have access to information regarding the portfolio securities activities of the Metropolitan West Funds (the "Funds"), an investment company registered under the Company Act, do not use that information for his or her personal benefit or to the detriment of the Funds.

     It is not the intention of this Code to prohibit personal securities activities by Access Persons (which are defined below), but rather to prescribe rules designed to prevent actual and apparent conflicts of interest. While it is not possible to define and prescribe all-inclusive rules addressing all possible situations in which conflicts may arise, this Code sets forth the policies of the Funds regarding conduct in those situations in which conflicts are most likely to develop.

     In discharging his or her obligations under the Code, every Access Person should adhere to the following general fiduciary principals governing personal investment activities:



     1. Every Access Person should at all times place the interests of the Funds' shareholders ahead of his or her own interests with respect to any decision relating to personal investments.


     2 No Access Person should take inappropriate advantage of his or her position by using his or her knowledge of any transactions for the Funds to his or her personal profit or advantage.

     Furthermore, it is expected that Access Persons will be sensitive to all areas of potential conflict, even if this Code of Ethics does not address specifically an area of fiduciary responsibility.

II. DEFINITIONS

     (A) "ACCESS PERSON" means: (i) any trustee, officer or advisory person (as defined below) of the Funds; (ii) any director, officer, manager or advisory person (as defined below) of Metropolitan West Asset Management, LLC (or "Metropolitan West Asset Management"); (iii) any employee of Metropolitan West Asset Management, as well as any person who knows about recommendations made by Metropolitan West Asset Management for the Funds.

Members of the immediate family of an Access Person who live in the same household or who receive substantial financial support from an Access Person are covered by this Code of Ethics to the same extent as the Access Person.

     (b) "ADVISORY PERSON" means: (i) any partner, officer or employee of Metropolitan West Asset Management, the Fund's investment adviser, or of any company in a control relationship with Metropolitan West Asset Management, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a covered security by or for the Funds, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship with the Funds or Metropolitan West Asset Management who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of a covered security.


     (c) A security is "BEING CONSIDERED FOR PURCHASE OR SALE" when a recommendation to purchase or sell a security has been made and communicated, and, with respect to a person making a recommendation, when such person seriously considers making such a recommendation.

     (d) "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     (e) "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position, as further defined in Section 2(a)(9) of the 1940 Act.


     (f) "COVERED SECURITY" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940 Act and shall include, among other things, options and warrants, except that it shall not include certain exempt securities, which are detailed below.

     (g) "PURCHASE OR SALE OF A SECURITY" includes the writing of an option to purchase or sell a security.


III. TRADING PRACTICES

     1. GENERAL. No Access Person shall knowingly purchase or sell, directly or indirectly, any covered (non-exempt) security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership which at the time of such purchase or sale:


     (a) is being considered for purchase or sale by the Funds; or

     (b) is being purchased or sold by the Funds.

     2. PRE-CLEARANCE Each Access Person must pre-clear all non-exempt personal trades, with Laird Landmann, Metropolitan West Asset Management's Compliance Officer (the "Compliance Officer"), Tad Rivelle, the compliance officer's alternate, Scott Dubchansky, Thomas Mackin, or another person appointed by the Compliance Officer. In order to obtain pre-clearance, Access Persons must complete and sign a "Pre-Clearance Request Form" and obtain the signature of Mr. Landmann, Mr. Rivelle, or other designated person. A copy of the pre-clearance request is attached as Attachment A to this Code. When granted, pre-clearance authorizations will be effective until the end of the first trade date following the date in which pre-clearance was obtained. IF THE TRANSACTION IS NOT COMPLETED WITHIN THESE TIME REQUIREMENTS, AN ACCESS PERSON MUST OBTAIN A NEW PRE-CLEARANCE, INCLUDING ONE FOR ANY UNCOMPLETED PORTION OF THE TRANSACTION. Post-approval is NOT PERMITTED. If it is determined that an Access Person effected a trade before approval or after the clearance expires, he or she will be considered to be in violation of the Code.

     It is noted that in determining whether to grant approval of personal securities transactions to Advisory Persons (which are defined above) who desire to purchase or otherwise acquire securities in private placement transactions, it will be considered, among other things, whether the investment opportunity presented by such private placement offering should be reserved for the Funds and whether the opportunity is being offered to an individual by virtue of his or her position with the Funds. Advisory Persons who have been authorized to acquire securities in a private placement are required to provide written notification of that investment to Mr. Landmann, or if more appropriate Mr. Rivelle or another person designated by Mr. Landmann, when they later have any role in a subsequent consideration of an investment in the issuer. In such circumstances, a decision to purchase securities of the issuer will be subject to an independent review by Advisory Persons with no personal interest in the issuer.

     3. BLACKOUT PERIODS. Any purchase or sale of any covered security by an Advisory Person which occurs with seven (7) calendar days, before or after, from the day the covered security is purchased or sold by the Funds, will be subject to automatic disgorgement.

     4. BAN ON SHORT-TERM TRADING PROFITS. Advisory Persons may not profit from the purchase and sale, or sale and purchase, of the same covered securities within sixty (60) calendar days, unless such persons have requested and obtained an exemption from this provision from the Compliance Officer, his alternate, or another person designated by the Compliance Officer with respect to a particular transaction.

     5. GIFTS. Advisory Persons may not receive any gift or thing of more than de minimus value each year from any person or entity that does business with or on behalf of the Funds.

     6. SERVICES AS A DIRECTOR. Advisory Persons may not serve on the boards of directors of publicly traded companies, unless (i) the individual serving as a director has received prior authorization based upon a determination that the board service would not be inconsistent with the interests of the Funds and (ii) policies and procedures have been developed that are designed to isolate the individual from those making investment decisions (a
"Chinese Wall") concerning the company in which he or she is a board member.

     IV. EXEMPT SECURITIES OR TRANSACTIONS - SUCH SECURITIES OR TRANSACTIONS ARE EXEMPT FROM SOME ASPECTS OF THIS PERSONAL INVESTMENT TRANSACTIONS POLICY

     The following securities or transactions are exempt from some aspects of the personal investment transaction policy:

     (a) U.S. Government Securities.(1)

     (b) Bank Certificates of Deposit.

     (c) Bankers' Acceptances.

     (d) Commercial Paper.

     (e) Shares in open-end investment companies (mutual funds).

     (f) Securities purchased on behalf of an Access Person for an account over which the Access Person has no direct or indirect influence or control.

     (g) Securities which are not eligible for purchase or sale by the Funds.

     (h) Securities purchased through an automatic dividend reinvestment plan or an employee stock purchase plan.

     (i) Security purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     (j) Securities acquired in connection with covering a position in, or the exercise of an option. However, the purchase or sale of an option itself is not an exempt transaction.

     (k) Exchange and non-exchange traded index-based instruments, including Standard and Poors' Depository Trust Receipts - commonly referred to as SPDRS.

     It is not necessary to pre-clear personal transactions for any exempt securities or transactions. However, it still is necessary to report such securities, except for securities under clauses (a), (b), (c), (d), (e) or (f) above, in the quarterly transaction reports. Further, covered securities acquired through an automatic dividend reinvestment plan do not need to be shown in the quarterly transaction reports if duplicate confirmations and periodic (monthly/quarterly) brokerage statements are filed.

     TRADES IN SHARES OF THE FUNDS. Please note, purchases and sales of shares of one of the MetWest Funds does NOT need pre-clearance, but the possibility of appearance of conflict of interest in such transactions is high. Accordingly, all purchases and sales of shares of any of the MetWest Funds that are NOT part of a systematic or periodic purchase or sale program should be placed well in advance of the closing price calculation each day and, like all securities transactions, should not be made when in possession of material, non-public information.

--------------------
(1) Futures contracts on US Government securities shall for purposes of this Code be treated as a U.S. Government security and, therefore, transactions in such contracts are exempt.

     In addition, Trustees of the Funds who are not deemed to be "interested person" trustees, as defined in Section 2(a)(19) of the Company Act, and Keith
T. Holmes, who, although an "interested person" trustee, is not deemed an Advisory Person of the Funds, are not subject to the pre-clearance requirements set forth above.

     Also, although Richard Hollander and Thomas Hayes are, by definition, Access Persons of the Funds because they serve as directors of the MWAM, they are not deemed to be Advisory Persons of the Funds.

V. REPORTING
   ---------

(A) INITIAL HOLDINGS REPORTS
    ------------------------

     No later than 10 days after a person becomes an Access Person, the following information is required to be filed:

      (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person.

     (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

    (iii) the date the report is submitted by the Access Person.

(B) QUARTERLY REPORTS
    -----------------

     1. TRANSACTIONS REPORTS - All Access Persons are required to file quarterly reports within 10 days of the end of each calendar quarter, listing all securities transactions except the transactions in exempt securities. The reports shall contain the following information:


                   (i) the date of the transaction, the title, interest rate and maturity (if applicable) and the number of shares/units/principal of each security involved;


                  (ii) the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

                 (iii)   the price at which the transaction was effected;

                  (iv) the name of the broker, dealer, or bank with or through whom the transaction was effected; and

                   (v)   the date the report is submitted.

In lieu of filing quarterly transaction reports, copies of confirmations and periodic (monthly or quarterly) brokerage account statements may be filed.

NO TRANSACTIONS REPORTS. For periods in which no reportable transactions were effected, the quarterly report shall contain a representation that no transactions subject to the reporting requirements were effected during the quarter time period. A "no transaction" report is not necessary if arrangements have been made to have duplicate confirmations and periodic statements sent.

         2. NEW ACCOUNTS - Access Persons shall report along with their listing of Investment transactions the following information concerning any new account established during the period in which any securities were held for their direct or indirect benefit:

                  (i) the name of the broker, dealer or bank with whom the Access Person established the account;


                 (ii)  the date the account was established; and.

                (iii)  the date the report is submitted.

(C)   ANNUAL HOLDINGS REPORTS
      -----------------------

         Annually, each Access Person must submit the following information, which shall be current as of a date no more than 30 days before the date the report is submitted:

                  (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct of indirect beneficial ownership;

                 (ii) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                (iii)  the date the report is submitted by the Access Person.


VI.   EXCEPTIONS TO REPORTING REQUIREMENTS

      (A) A DISINTERESTED TRUSTEE, i.e., a Trustee of the Funds who is not an "interested person" of the Funds, is not required to file a report on a transaction in a security provided such Trustee neither knew nor, in the ordinary course of fulfilling his or her official duties as a trustee of the Funds, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Trustee, such security is or was purchased or sold by the Funds or is or was being considered for purchase or sale by the Funds or by its investment adviser.

      (b) Although a disinterested Trustee is generally exempt from the reporting requirements of this Code of Ethics, such Trustee may nevertheless voluntarily file a report representing that he or she did not engage in any securities transactions which, to his or her knowledge, involved securities that were being purchased or sold or considered for purchase by any of the Funds during the 15-day period preceding or after the date(s) of any transaction(s) by such Trustee. The failure to file such a report, however, shall not be considered a violation of this Code of Ethics.

      (c) Transactions in otherwise Covered Securities effected for Access Persons by persons not directly affiliated with the Adviser or the Funds who have designated discretionary authority over such transactions shall not be subject to the pre-clearance, Blackout Periods or Short Term Trading Profit provisions set forth above. However, such transaction shall be reportable in an Access Person quarterly report of personal securities transactions.

      (d) Pursuant to Rule 17j-1(c)(3)(iv), no report need be made by Access Persons who make reports to Metropolitan West Asset Management, the Funds' investment adviser, pursuant to Rule 204-2(a)(12) of the Investment Advisers Act of 1940, if such reports duplicate the information required under the reporting requirements of this Code of Ethics.

      (e) Persons Affiliated with the Principal Underwriter and Administrator - Any persons affiliated with Provident Distributors, Inc. ("PDI") and its affiliate which serves as the Administrator of the Fund who might be deemed to be an Access Person and otherwise would be covered by this Code shall be excluded provided that such persons are subject to a Code of Ethics adopted by PDI and/or the Administrator, as appropriate.

VII.     ANNUAL REVIEW BY BOARD


      No less frequently than annually, the Fund, its investment adviser and principal underwriter shall furnish a written report to the Board, which shall:

      (a) describe any issues arising under the codes of ethics or procedures since the last report to the Board, including but not limited to information about material violations of the code or procedures and sanctions imposed in response to such material violations; and


      (b) certify that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably designed to prevent Access Persons from violating the code.

      Exceptions for the Principal Underwriter - The requirements of items VII(a) and (b) above, do not apply to the principal underwriter unless (1) the principal underwriter is an affiliated person of the Fund or the Fund's investment adviser or (2) an officer, director or general partner of the principal underwriter serves as an officer or trustee of the Fund or officer, member, director or member of the Fund's investment adviser.

VIII.    IMPLEMENTATION

        (a) The Funds shall maintain a list of all "Access Persons" and update the list with reasonable frequency.

        (b) The Funds shall circulate a copy of this Code of Ethics, together with an acknowledgment of receipt, which shall be signed and returned at least once each year, to each Access Person of the Funds, except for Trustees who are not also Advisory Persons.

        (c) The Compliance Officer or a Compliance Officer delegate is charged with responsibility for ensuring that the pre-clearance and reporting requirements of this Code of Ethics are adhered to by all Access Persons. The Compliance Officer or Compliance Officer delegate shall be responsible for ensuring that the review requirements of this Code of Ethics (see Section IX below) are performed in a prompt manner.

IX.  REVIEW

        (a) The Compliance Officer or his delegate shall review all reports of personal securities transactions filed with the Funds and compare such reports with pre-clearance forms, and with completed and contemplated portfolio transactions of the Funds to determine whether non-compliance with this Code of Ethics or other applicable trading procedures may have occurred. The Compliance Officer may delegate this function to one or more other persons.

        (b) No person shall review his or her own reports. Before making any determination that a non-compliant transaction may have been made by any person, the Compliance Officer shall give such person an opportunity to supply additional explanatory material. If a securities transaction of the Compliance Officer is under consideration, an alternative shall act in all respects in the manner prescribed herein for the designated Compliance Officer.

        (c) If the Compliance Officer determines that noncompliance with this Code of Ethics has or may have occurred, he or she shall, following consultation with counsel, submit his or her written determination, together with the transaction report, if any, and any additional explanatory material provided by the individual, to the Funds' Board of Trustees who shall, following consultation with counsel, make an independent determination of whether a violation has occurred.

        (d) The Compliance Officer shall be responsible for maintaining a current list of all Access Persons and for identifying all reporting Access Persons on such list, and shall take steps to ensure that all reporting Access Persons have submitted reports, confirmations or statements in a timely manner. The Compliance Officer may delegate the compilation of this information to appropriate persons. Failure to submit timely reports will be communicated to the Funds' Board of Trustees.

X.     SANCTIONS

      (a) If a material violation of this Code of Ethics occurs or a preliminary determination is made that a material violation may have occurred, a report of the alleged violation shall be made to the Board of Trustees.

      (b) The Funds' Board of Trustees may impose such sanctions as they deem appropriate, including a letter of censure, suspension, termination of employment, and/or disgorging of any profits made. Any profits subject to disgorgement will be given to a charity selected by the Funds' Board of Trustees or under the Board's direction.

XI.   CONFIDENTIALLY

      All pre-clearance requests pertaining to Personal Securities Transactions, reports disclosing Personal Securities Holdings, and any other information filed pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Commission.



---------------------------------                    ---------------------------
SIGNATURE                                            DATE


---------------------------------
PRINT NAME

                                                                    ATTACHMENT A


                                METROPOLITAN WEST
                 REQUEST FOR PREAUTHORIZATION - PERSONAL TRADES

THIS AUTHORIZATION IS VALID ONLY THROUGH THE NEXT BUSINESS DAY IMMEDIATELY FOLLOWING THE APPROVAL DATE. ANY TRANSACTION, OR PORTION THEREOF, NOT SO COMPLETED WILL REQUIRE A NEW APPROVAL.


NAME:___________________________________________________________________________


DATE: _____________________________                           BUY ______________

                                                              SELL _____________


Name of Security and Security Symbol:                             Approx. No. of
                                                                  Shares/Units:

____________________________________________                      ______________

If the securities are a private placement, please check here [  ]

If an option or warrant, describe the underlying security:

__________________________________________________________________________


Brokerage Firm & Account No.____________________________________________________


I request pre-clearance authorization to effect a transaction in the security indicated above for my personal account or another account in which I have a beneficial interest. I am familiar with and certify that this request is made in compliance with the Code of Ethics.


Signature of Person Requesting Authorization
                                             ___________________________________

________________________________________________________________________________


Transaction Authorized  By: ____________________________

Date: ____________________________

LIST OF ACCESS PERSONS OF THE METROPOLITAN WEST FUNDS
-----------------------------------------------------
UPDATED AS OF MAY 19, 2000

*Scott B. Dubchansky
*Richard Hollander
*Thomas Hayes
*Keith T. Holmes
 Martin Luther King III
 James Lippman
 Daniel D. Villanueva
*Richard H. Schweitzer
*Tad Rivelle
*Laird R. Landmann
*Stephen Kane
*Lara Mulpagano
*Chris Scibelli
*Brian Loo
*Bret Barker
*Tammy Karp
*Joel Shpall
*Arlana Williams
*Eimear Stone
*Stephanie Tappe
*James Menvielle
*Anicia Mendez
*Ron Senkandwa
*Thomas Mackin
*Marcos Gutierrez
*Amy Yoshida
*Michael Dzwolak
*Tracy Davis
*Tony Mew
*Katherine Wu
*Prince Rawlins
*Shannon Blackmon
*Chaitanya Venkatesh
*Patrick Moore
*David Sway
*Patrick Ahn
*Stephanie Tyler

* Reporting Access Persons - See Section IX (d) of this Code.